UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ______________________________
                                    FORM 8-K

                                 CURRENT REPORT
           Pursuant to Section 13 OR 15(d) of the Securities Exchange
                                  Act of 1934

                         ______________________________
               Date of Report (Date of earliest event reported):

                                 June 22, 2011

                              eMax Worldwide, Inc.
                                      Utah

                 (State or other jurisdiction of incorporation)

                                   33-20394-D

                            (Commission File Number)

                                   26-3773533

                       (IRS Employer Identification No.)

                         1512 South 1100 East, Suite B
                           Salt Lake City, Utah 84105
                    (Address of principal executive offices)

              Registrant's telephone number, including area code:
                                 (850) 638-3920

                               eMax Holdings Corp
                             358 South 700 St B149
                           Salt Lake City, Utah 84102

         (Former name or former address, if changed since last report.)





































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Item 1.03 Bankruptcy or Receivership.

     Not applicable.


Item 2.01 Material Events and Future Stock Dividends

     The registrant eMax Worldwide, Inc. ("EMXC"), announced recently that their partly owned and un- affiliated company, eMax Media Inc., has completed a merger agreement with the publicly trading company MindPix Corp, ("MPIX"). Mindpix has agreed to pay $40 million in their securities to acquire eMax Media Inc. Mindpix Corp will issue 400,000,000 shares at a stated value of $.10/share in exchange for all the common stock in eMax Media, Inc. Subsequently, the Registrant has announced that the eMax Worldwide, Inc., (" EMXC"), shareholders are entitled to receive one share of common stock dividends in Mindpix Corp. for every 32 shares of common stock that is owned in EMXC; and as of the record date of June 15, 2011. This is an estimated $.0031 share stock dividend gain to the eMax Worldwide shareholders. The Record date for the event is set for June 15, 2011.


Item 3.02 Sales of Equity Securities Pursuant to Regulation S.

     Not applicable.


Item 5.03. Change in Fiscal Year.

     Not applicable.


Item 8.01 Other Events.

     Not applicable.


Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

     The following exhibits are filed with this report:

     Exhibit No.       Exhibit Description
     -----------       -------------------
     99.1              Press  Release  issued by the Registrant dated
                       June 7, 2011 (Filed herewith.)

                                 EXHIBITS INDEX


     Exhibit No.       Exhibit Description
     -----------       -------------------
     99.1              Press Release issued by Registrant, dated June 7, 2011
                       (Filed herewith.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                       EMAX WORLDWIDE INC.

 June 22, 2011         By: /s/   Roxanna Weber
                       ----------------------------------------
                       Roxanna Weber, President

99.1 PRESS RELEASE ISSUED BY REGISTRANT, DATED JUNE 7, 2011 (FILED HEREWITH.)

   EMAX WORLDWIDE INC., ANNOUNCES EMAX MEDIA INC HAS MERGED WITH MINDPIX CORP
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SALT LAKE CITY, UT, June 7, 2011 - eMax Worldwide Inc. (Pinksheets:EMXC),
www.emaxworldwide.com, announces their partly held company, eMax Media Inc., has merged with MindPix Corp, (Pinksheets:MPIX),

Roxanna Weber, President of eMax Worldwide, announces: MindPix Corp has signed a merger agreement with the partly held company, eMax Media Inc. The planned merger was scheduled for June 30, 2011, however both parties have now signed the merger agreement. Mindpix agreed to pay $40 million in their securities to acquire eMax Media Inc. Mindpix Corp issues 400,000,000 shares at $.10/share in exchange for all the common stock in eMax Media. The stock dividend to the EMXC shareholders equates to eMax Worldwide shareholders receiving common stock dividend that equates to one share in MPIX for every 32 shares that is owned in EMXC. This is a $.0031 share stock dividend gain to the eMax Worldwide shareholders. Record date for the event is June15, 2011. The companies are now preparing the 8K merger terms, to file with the SEC.

Ms. Weber, stated, the merger between Mindpix Corp and eMax Media Inc is great for both companies and their shareholders.

Tom Aliprandi, Chairman of MindPix Corp, expressed, this merger is clearly in the best interests of our shareholders. To be a part of the promising future of eMax Media, Inc. is most welcome.

eMax Media, Inc. , www.emaxmediagroup.com is currently packaging 20-30 new music and video collector sets for national chain retail store buyers and other licensing groups internationally. These collector sets are part of a much larger 17,500 song and video collection ranging from the '30's through the '90's.

eMax Worldwide has engaged the investor relations firm, Rockport Equity, LLC to handle all future shareholder relations. Rockport has been very successful in working with the capital markets representing the company.

About Rockport Equities LLC

Rockport Equities, http://www.rockportequityllc.com is a team of investor relations professionals with over 25 years experience in the IR and Broker fields.

About eMax Media

eMax Media Inc. is a diversified multi-media technology/internet entertainment content company which owns, develops, produces and sells music, gifts, events, music CD's, movies, t-shirts and collectibles for distribution to wholesale and retail markets. The company operates a collection of multimedia and family entertainment content through four main divisions: eMax Music, eMax Studios, eMax Networks, and eMax Productions. The four operating areas offer technology-driven, high-quality products and services focusing in pre-recorded music, movies, digital media, games, outdoor sports and concert events, internet e-commerce, feature film production, television programs, broadcasting and internet networks. eMax Media Inc. owns the licensing rights to manufacture and market a music library catalog of worldwide known songs from a list consisting of over 17,500 music master recordings.

About eMax Worldwide, Inc.

eMax Worldwide, Inc., (www.eMaxworldwide.com) is a diversified holding company acquiring and growing family and morally valued multimedia, entertainment, communication, broadcasting, high-end technologies, real estate , energy and finance industries through two corporations, eMax Media Inc , www.emaxmediagroup.com and New Unified Corp., www.newunified.com.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including, without limitation, the future press releases of eMax.

Contact Rockport Equity, LLC

David Helmcamp
Dan Capozzi
443-567-6983
info@rockportequityllc.com
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